UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2017

                   Tiger Reef, Inc.

 (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-55333 (Commission File Number)	46-3073820 (I.R.S. Employer Identification Number)

           Wellsburg Street #7, Cole Bay, St. Maarten, Dutch West Indies

 (Address of principal executive offices and zip code)

            Tel: (949) 264-1475, Fax: (949) 607-4052

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule I4a-12 under the Exchange Act (17CFR240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively, “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management.  When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions identify forward looking statements as they relate to our business or our management.  Such statements reflect management’s current view of our business with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of our Annual Report filed on Form 10-K entitled “Risk Factors”) relating to our industry, operations and results of operations, and other relevant aspects of our business.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements contained within this Form 8-K and elsewhere.

Item 1.01

Entry into a Material Definitive Agreement

On March 1, 2017, Tiger Reef, Inc. (“Tiger Reef”) entered into a Securities Purchase Agreement with Eagle Equities, LLC, an accredited investor (“Eagle Equities”), pursuant to which Tiger Reef issued Eagle Equities two convertible notes.  The first note, due March 1, 2018 in the principal amount of $35,000 (“Eagle Equities Note 1”), was issued in exchange for $35,000 in cash.  The second note, due March 1, 2018 in the principal amount of $35,000 (“Eagle Equities Note 2” and, together with Eagle Equities Note 1, the “Eagle Equities Notes”), was issued in exchange for a full-recourse, collateralized promissory note from Eagle Equities in the amount of $35,000 (“Eagle Equities Payment Note”).  The Eagle Equities Payment Note is due on November 1, 2017, unless we do not meet the current public information requirement pursuant to Rule 144, in which case both Eagle Equities Note 2 and the Eagle Equities Payment Note may be cancelled.  The Eagle Equities Payment Note is secured by the Eagle Equities Note 1.

Interest on the Eagle Equities Notes accrues at the rate of 8% per annum.  We are not required to make any payments on the Eagle Notes Notes until maturity.  We have the right to repay the Eagle Notes at any time during the first six months of the notes at a rate of 120% of the unpaid principal amount during the first 30 days, 126% of the unpaid principal amount between days 31 and 60, 132% of the unpaid principal amount between days 61 and 90, 138% of the unpaid principal amount between days 91 and 120, 144% of the unpaid principal amount between days 121 and 150, and 150% of the unpaid principal amount between days 151 and 180.  The Eagle Notes may not be prepaid after the 180th day.

Eagle Equities may convert the outstanding principal on the Eagle Notes into shares of our common stock at the conversion price per share equal to 55% of the lowest daily closing bid with a 15 day look back immediately preceding and including the date of conversion.  There is no minimum conversion price.

Tiger Reef claims an exemption from the registration requirements of the Securities Act of 1933, as amended (“Act”), for the private placement of these securities pursuant to Section 4(2) of the Act since, among other things, the transaction did not involve a public offering, Eagle Equities is an accredited investor, Eagle Equities had access to information about Tiger Reef and its investment, Eagle Equities took the securities for investment and not resale, and Tiger Reef took appropriate measures to restrict the transfer of the securities.

Copies of the definitive agreements and notes relating to the Eagle Equities financing transactions are filed herewith as Exhibits 4.1 through 4.3 and 10.4, and are incorporated herein by reference.  The foregoing summary descriptions of the definitive agreements and notes are qualified in their entirety by reference to the full texts of each of such exhibits.

Item 2.03

Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 3.02

Unregistered Sales of Equity Securities

The disclosure in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

4.1

Convertible Promissory Note between Tiger Reef, Inc. and Eagle Equities, LLC dated March 1, 2017

4.2

Convertible Promissory Note between Tiger Reef, Inc. and Eagle Equities, LLC dated March 1, 2017 (Back End Note)

4.3

Form of Collateralized Secured Promissory Note dated March 1, 2017 between Tiger Reef, Inc. and Eagle Equities, LLC

10.4

Securities Purchase Agreement between Tiger Reef, Inc. and Eagle Equities, LLC dated March 1, 2017

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIGER REEF, INC.

Dated: March 3, 2017

By:

/s/ J. Scott Sitra

J. Scott Sitra

President and Chief Executive Officer

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